Exhibit 5.1

Connell Foley LLP

56 Livingston Avenue

Roseland, NJ 07068

P 973.535.0500    F 973.535.9217

April 3, 2024

EMCORE Corporation

2015 W. Chestnut Street

Alhambra, California 91803

Re:      Registration of Securities of EMCORE Corporation

Ladies and Gentlemen:

In connection with the registration of 789,000 additional shares of Common Stock of EMCORE Corporation, a New Jersey corporation (the “Company”), no par value per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the EMCORE Corporation Amended and Restated 2019 Equity Incentive Plan (as amended and restated on December 7, 2023, the “Plan”), you have requested our opinion set forth below.

The opinions expressed herein are limited to the New Jersey Business Corporation Act, as currently in effect (the “Act”), applicable provisions of the Constitution of the State of New Jersey, as currently in effect (the “New Jersey Constitution”), and judicial decisions reported as of the date hereof that interpret the Act and such applicable provisions of the New Jersey Constitution (collectively, “New Jersey Law”).

In our capacity as special New Jersey corporate counsel for the Company, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established , and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Certificate of Incorporation, including any amendments thereto, the Company’s By-laws, including any amendments thereto, and New Jersey Law will be complied with when the Shares are issued.

www.connellfoley.com

EMCORE Corporation

April 3, 2024

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that: (1) the Shares have been duly authorized by all necessary corporate action on the part of the Company; and (2) when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock; or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Form S-8. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Respectfully Submitted,

/s/ Connell Foley LLP

Connell Foley LLP